UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 5, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Capital Bank Financial Corp. (the “Company”) announced today that is has commenced a consent solicitation (the “Consent Solicitation”) with respect to Contingent Value Rights (“CVRs”) issued under the Contingent Value Rights Agreement Dated October 1, 2012 (“CVR Agreement”) (CUSIP: 842CVR607). The CVRs were issued to former shareholders of Southern Community Financial Corporation (CUSIP: 842632101) when it was acquired by the Company in October 2012.

The Company is soliciting consents from registered holders of CVRs (“Holders”) to (1) redeem the CVRs held by the consenting Holder at a price of $1.00 per CVR, in cash, without interest (the “Redemption Proceeds”) promptly following the Expiration Date (as defined below) and (2) amend the CVR Agreement to permit the Company to redeem all of the CVRs at any time prior to March 31, 2015 at a price equal to the Redemption Proceeds. Each Holder who delivers a Consent prior to the Expiration Date will, subject to the conditions set forth in the Consent Solicitation Statement, dated today (the “Consent Solicitation Statement”) (including the Company’s right to terminate the Consent Solicitation prior to the Expiration Date in its sole discretion), receive the Redemption Proceeds in full satisfaction of their rights under the CVR Agreement, and, upon receipt of the Redemption Proceeds, will have no further rights in respect of their CVRs. These consenting Holders will also receive an additional payment for granting their consent of $0.03 per CVR, in cash, without interest (the “Consent Payment”).

If consents are received from at least a majority of the CVRs outstanding prior the Expiration Date, the Company expects to amend the terms of the CVR Agreement to permit it to redeem the remaining CVRs (including CVRs of non-consenting Holders) at any time prior to March 31, 2015 at a per-CVR price equal to the Redemption Proceeds (the “Proposed Amendment”).

Under the current terms of the CVR Agreement, Holders are entitled to receive up to $1.30 per CVR (the “Maximum Payment Amount”) promptly following the October 1, 2017 CVR maturity date (the “Maturity Date”). The actual payment will depend on the level of credit losses in a segment of the Company’s loan portfolio (as further defined in the CVR Agreement, “Credit Losses”). Based on the level of Credit Losses to date, the Company currently anticipates that, absent the receipt of the Redemption Proceeds, Holders are likely to receive the Maximum Payment Amount promptly following the Maturity Date.

If the Proposed Amendment is completed, the Company presently intends to redeem the remaining CVRs before March 31, 2015, although the Company’s decision whether to redeem the CVRs will be made at the relevant time based on all relevant factors, including the availability of funds, the calculation of the Credit Losses and Payment Amount under the CVR Agreement, and the Company’s capital and liquidity needs at the time.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on February 27, 2015 or such earlier or later time and date to which the Consent Solicitation is shortened or extended in the Company’s sole discretion (such time and date, the “Expiration Date”).

The Consent Solicitation is being made pursuant to the Consent Solicitation Statement, which sets forth a more comprehensive description of the terms of the Consent Solicitation. This Current Report on Form 8-K does not set forth all of the terms and conditions of the Consent Solicitation and is not a solicitation of consents to the CVR Agreement. Holders of the
CVRs should carefully read the Consent Solicitation Statement and the accompanying materials for a complete description of all terms and conditions before making any decision with respect to the Consent Solicitation. The Company does not make any recommendation as to whether or not any Holder should grant their consent. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable securities, blue sky or other laws.

Copies of the Consent Solicitation Statement and the consent form may be obtained by Holders from the information agent and tabulation agent for the Consent Solicitation, Globic Advisors, at 212-227-9699 (attention: Robert Stevens) or rstevens@globic.com.

A copy of the press release announcing the Consent Solicitation is Attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Some of the information in this Current Report contains forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “anticipates,” “intends,” “continues,” “could,” “estimates,” “plans,” “potential,” “predicts,” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements include statements regarding the Company’s level of Credit Losses and the anticipated payment amount that may be owed to the CVR Holders following the Maturity Date. Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: market and economic conditions, the Company’s servicing and collection performance with respect to its loan portfolio, local economic conditions affecting retail and commercial real estate, the Company’s geographic concentration in the southeastern region of the United States, government legislation and regulation, and risks related to the Company’s technology and information systems. Given these uncertainties, Holders are cautioned not to place undue reliance on these forward-looking statements. The Company assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements. The predictive and forward-looking statements in this Current Report may not come true.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1	Press Release of Capital Bank Financial Corp. dated February 5, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: February 5, 2015	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release of Capital Bank Financial Corp. dated February 5, 2015.